Earnings Release

Mastercard Incorporated Reports Second-Quarter 2020 Financial Results

•	Second-quarter net income of $1.4 billion, or diluted earnings per share (EPS) of $1.41

•	Second-quarter adjusted net income of $1.4 billion, or adjusted diluted EPS of $1.36

•	Second-quarter net revenue of $3.3 billion, a decrease of 19%, or 17% on a currency-neutral basis

•	Second-quarter gross dollar volume down 10% and purchase volume down 9%
Purchase, NY - July 30, 2020 - Mastercard Incorporated (NYSE: MA) today announced financial results for the second quarter of 2020.
“Our platform uniquely positions us to support the shift to digital across consumer and business payments that has been accelerated by the COVID-19 pandemic, including an increase in consumers’ preference for contactless payments,” said Ajay Banga, Mastercard CEO. “Further, our broad range of market-leading services—from insights and analytics to cybersecurity tools—means we are able to support our partners’ evolving needs in a rapidly changing world. We continue to execute against our strategy and are excited to enhance and grow our open banking reach and capabilities, including through the planned acquisition of Finicity.”
Quarterly Results

Second-Quarter Operating Results			Increase / (Decrease)
$ in billions, except per share data	Q2 2020	Q2 2019	Reported GAAP	Currency-neutral
Net revenue	$3.3	$4.1	(19)%	(17)%
Operating expenses	$1.6	$1.7	(5)%	(4)%
Operating income	$1.7	$2.4	(29)%	(26)%
Operating margin	51.2%	58.3%	(7.1) ppt	(6.7) ppt
Effective income tax rate	16.0%	18.7%	(2.7) ppt	(2.4) ppt
Net income	$1.4	$2.0	(31)%	(29)%
Diluted EPS	$1.41	$2.00	(30)%	(27)%

Key Second-Quarter Non-GAAP Results [1]			Increase / (Decrease)
$ in billions, except per share data	Q2 2020	Q2 2019	As adjusted	Currency-neutral
Net revenue	$3.3	$4.1	(19)%	(17)%
Adjusted operating expenses	$1.6	$1.7	(6)%	(5)%
Adjusted operating margin	51.8%	58.3%	(6.4) ppt	(6.0) ppt
Adj. effective income tax rate	16.3%	18.5%	(2.2) ppt	(1.9) ppt
Adjusted net income	$1.4	$1.9	(29)%	(27)%
Adjusted diluted EPS	$1.36	$1.89	(28)%	(26)%
1. The Key Second-Quarter Non-GAAP Results exclude the impact of gains and losses on the company’s equity investments, special items as described on page 10 (“Second-Quarter Special Items”) and/or currency. See page 10 for the company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.

Q2 2020 Key Business Drivers (YoY growth)
Gross dollar volume	Cross-border volume	Switched transactions
(local currency basis)	(local currency basis)
down 10%	down 45%	down 10%

The following additional details are provided to aid in understanding Mastercard’s second-quarter 2020 results, versus the year-ago period:

•
Net revenue decreased 19%, or 17% on a currency-neutral basis, reflecting the impacts of COVID-19 and includes a 1% benefit from acquisitions. The decline was driven by the impact of the following factors:

◦	A 10% decrease in gross dollar volume, on a local currency basis, to $1.4 trillion.

◦	A decrease in cross-border volume of 45% on a local currency basis.

◦	A decrease in switched transactions of 10%.

◦	These decreases were partially offset by:

▪
An increase in other revenues of 12%, or 14% on a currency-neutral basis. This includes a 4 percentage point increase due to acquisitions. The remaining 10% growth was driven primarily by the company’s Cyber & Intelligence and Data & Services solutions.

▪	A decrease in rebates and incentives of 10%, or 7% on a currency-neutral basis, primarily due to decreased volumes offset by new and renewed deals.

•
Total operating expenses decreased 5%. Excluding the impact of Second-Quarter Special Items, adjusted operating expenses decreased 6%, or 5% on a currency-neutral basis, and includes 4 percentage points of growth from acquisitions. Excluding acquisitions, the 9% decline was primarily related to lower advertising and marketing, travel and professional fee spend, some of which the company expects to incur in the third quarter of 2020.

•
Other income (expense) was unfavorable $139 million versus the year-ago period, primarily due to lower net unrealized gains recorded on equity investments in the current period versus the year-ago period. Excluding this activity, adjusted other income (expense) was unfavorable by $72 million versus the year-ago period, primarily due to higher interest expense related to recent debt issuances.

•
The effective tax rate for the second quarter of 2020 was 16.0%, versus 18.7% for the comparable period in 2019. The adjusted effective tax rate for the second quarter of 2020 was 16.3%, versus 18.5% for the comparable period in 2019, primarily due to a more favorable geographic mix of earnings.

•	As of June 30, 2020, the company’s customers had issued 2.6 billion Mastercard and Maestro-branded cards.
Return of Capital to Shareholders
During the second quarter of 2020, Mastercard paid $401 million in dividends. The company resumed its share repurchase program at the end of the second quarter. Quarter-to-date through July 27, the company repurchased approximately 3.3 million shares at a cost of $1.0 billion, which leaves $5.9 billion remaining under the current repurchase program authorization.

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Year-to-Date 2020 Results

Year-to-Date 2020 Operating Results			Increase / (decrease)
$ in billions, except per share data	2020	2019	Reported GAAP	Currency-neutral
Net revenue	$7.3	$8.0	(8)%	(6)%
Operating expenses	$3.4	$3.4	1%	2%
Operating income	$3.9	$4.6	(15)%	(13)%
Operating margin	53.3%	57.6%	(4.3) ppt	(3.9) ppt
Effective income tax rate	15.4%	17.2%	(1.8) ppt	(1.6) ppt
Net income	$3.1	$3.9	(20)%	(18)%
Diluted EPS	$3.08	$3.80	(19)%	(17)%

Key Year-to-Date 2020 Non-GAAP Results [1]			Increase / (decrease)
$ in billions, except per share data	2020	2019	As adjusted	Currency-neutral
Net revenue	$7.3	$8.0	(8)%	(6)%
Adjusted operating expenses	$3.4	$3.4	—%	2%
Adjusted operating margin	53.7%	57.6%	(3.9) ppt	(3.5) ppt
Adj. effective income tax rate	15.5%	17.7%	(2.2) ppt	(2.0) ppt
Adjusted net income	$3.2	$3.8	(15)%	(12)%
Adjusted diluted EPS	$3.19	$3.66	(13)%	(11)%
1. The Key Year-to-Date 2020 Non-GAAP Results exclude the impact of gains and losses on the company’s equity investments, special items as described on page 11 (“Year-to-Date Special Items”) and/or currency. See page 11 for the company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.

Year-to-Date 2020 Key Business Drivers (YoY growth)
Gross dollar volume	Cross-border volume[2]	Switched Transactions[2]
(local currency basis)	(local currency basis)
down 1%	down 24%	up 1%

2. Growth rates normalized to eliminate the effects of differing switching and carryover days between periods. Carryover days are those where transactions and volumes from days where the company does not clear and settle are processed.

The following additional details are provided to aid in understanding Mastercard’s Year-to-Date 2020 results, versus the year-ago period:

•
Net revenue decreased 8%, or 6% on a currency-neutral basis, reflecting the impacts of COVID-19 and includes a 1% benefit from acquisitions. The decline was driven by the impact of the following factors:

◦	A 1% decrease in gross dollar volume, on a local currency basis, to $2.9 trillion.

◦	A decrease in cross-border volume of 24% on a local currency basis.

◦	An increase in rebates and incentives of 6%, or 9% on a currency-neutral basis, primarily due to new and renewed agreements and partially offset by decreased volumes.

◦	These decreases to net revenue were partially offset by:

▪
an increase in other revenues of 19%, or 20% on a currency-neutral basis. This includes a 5 percentage point increase due to acquisitions. The remaining growth was driven primarily by the company’s Cyber & Intelligence and Data & Services solutions.

▪	an increase in switched transactions of 1%.

3

•
Total operating expenses increased 1%. Excluding the impact of Year-to-Date Special Items, adjusted operating expenses were flat, or increased 2% on a currency-neutral basis, primarily due to 5 percentage points of growth from acquisitions, partially offset by lower advertising and marketing, travel and professional fee related spend.

•
Other income (expense) was unfavorable $353 million versus the year-ago period, primarily due to net unrealized losses recorded on equity investments in the current period verses gains in the year-ago period. Excluding this activity, adjusted other income (expense) was unfavorable by $106 million versus the year-ago period, primarily due to higher interest expense related to recent debt issuances.

•
The effective tax rate for the first half of 2020 was 15.4%, versus 17.2% for the comparable period in 2019. The adjusted effective tax rate for the first half of 2020 was 15.5% , versus 17.7% for the comparable period in 2019, primarily due to a more favorable geographic mix of earnings.

Second-Quarter 2020 Financial Results Conference Call Details
At 9:00 a.m. ET today, the company will host a conference call to discuss its second-quarter 2020 results.
The dial-in information for this call is 833-714-0894 (within the U.S.) and 778-560-2664 (outside the U.S.). A replay of the call will be available for 30 days and can be accessed by dialing 800-585-8367 (within the U.S.) and 416-621-4642 (outside the U.S.), using passcode 1556868.

A live audio webcast of this call, along with presentation slides, can also be accessed through the Investor Relations section of the company’s website at investor.mastercard.com.
Forward-Looking Statements
This press release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. When used in this press release, the words “believe”, “expect”, “could”, “may”, “would”, “will”, “trend” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that relate to Mastercard’s future prospects, developments and business strategies. We caution you to not place undue reliance on these forward-looking statements, as they speak only as of the date they are made. Except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.
Many factors and uncertainties relating to our operations and business environment, all of which are difficult to predict and many of which are outside of our control, influence whether any forward-looking statements can or will be achieved. Any one of those factors could cause our actual results to differ materially from those expressed or implied in writing in any forward-looking statements made by Mastercard or on its behalf, including, but not limited to, the following factors:

•	regulation directly related to the payments industry (including regulatory, legislative and litigation activity with respect to interchange rates and surcharging)

•	the impact of preferential or protective government actions

•	regulation of privacy, data, security and the digital economy

•
regulation that directly or indirectly applies to us based on our participation in the global payments industry (including anti-money laundering, counter financing of terrorism, economic sanctions and anti-corruption; account-based payment systems and issuer practice regulation)

4

•	the impact of changes in tax laws, as well as regulations and interpretations of such laws or challenges to our tax positions

•	potential or incurred liability and limitations on business related to any litigation or litigation settlements

•	the impact of competition in the global payments industry (including disintermediation and pricing pressure)

•	the challenges relating to rapid technological developments and changes

•	the challenges relating to operating real-time account-based payment system and to working with new customers and end users

•	the impact of information security incidents, account data breaches or service disruptions

•
issues related to our relationships with our financial institution customers (including loss of substantial business from significant customers, competitor relationships with our customers and banking industry consolidation), merchants and governments

•	exposure to loss or illiquidity due to our role as guarantor and other contractual obligations

•	the impact of global economic, political, financial and societal events and conditions, including adverse currency fluctuations and foreign exchange controls

•	the impact of the coronavirus (COVID-19) outbreak and measures taken in response to the outbreak

•	reputational impact, including impact related to brand perception and lack of visibility of our brands in products and services

•	the inability to attract, hire and retain a highly qualified and diverse workforce, or maintain our corporate culture

•	issues related to acquisition integration, strategic investments and entry into new businesses

•	issues related to our Class A common stock and corporate governance structure
For additional information on these and other factors that could cause the company’s actual results to differ materially from expected results, please see the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2019 and any subsequent reports on Forms 10-Q and 8-K.
About Mastercard Incorporated
Mastercard (NYSE: MA), www.mastercard.com, is a technology company in the global payments industry.  Our global payments processing network connects consumers, financial institutions, merchants, governments and businesses in more than 210 countries and territories.  Mastercard products and solutions make everyday commerce activities - such as shopping, traveling, running a business and managing finances - easier, more secure and more efficient for everyone.  Follow us on Twitter @MastercardNews, join the discussion on the Beyond the Transaction Blog and subscribe for the latest news on the Engagement Bureau.
Contacts:

Investor Relations:	Media Relations:
Warren Kneeshaw or Gina Accordino	Seth Eisen
investor.relations@mastercard.com	Seth.Eisen@mastercard.com
914-249-4565	914-249-3153

5

Consolidated Statement of Operations (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(in millions, except per share data)
Net Revenue	$3,335	$4,113	$7,344	$8,002
Operating Expenses
General and administrative	1,368	1,369	2,862	2,736
Advertising and marketing	93	225	247	417
Depreciation and amortization	145	122	289	239
Provision for litigation	22	—	28	—
Total operating expenses	1,628	1,716	3,426	3,392
Operating income	1,707	2,397	3,918	4,610
Other Income (Expense)
Investment income	8	24	24	51
Gains (losses) on equity investments, net	75	143	(99)	148
Interest expense	(101)	(51)	(170)	(97)
Other income (expense), net	1	6	4	10
Total other income (expense)	(17)	122	(241)	112
Income before income taxes	1,690	2,519	3,677	4,722
Income tax expense	270	471	564	812
Net Income	$1,420	$2,048	$3,113	$3,910

Basic Earnings per Share	$1.41	$2.01	$3.10	$3.82
Basic weighted-average shares outstanding	1,004	1,020	1,005	1,023
Diluted Earnings per Share	$1.41	$2.00	$3.08	$3.80
Diluted weighted-average shares outstanding	1,008	1,025	1,009	1,028

6

Consolidated Balance Sheet (Unaudited)
	June 30, 2020	December 31, 2019
	(in millions, except per share data)

Assets
Current assets:
Cash and cash equivalents	$11,137	$6,988
Restricted cash for litigation settlement	587	584
Investments	390	688
Accounts receivable	2,147	2,514
Settlement due from customers	1,782	2,995
Restricted security deposits held for customers	1,548	1,370
Prepaid expenses and other current assets	1,790	1,763
Total current assets	19,381	16,902
Property, equipment and right-of-use assets, net of accumulated depreciation and amortization of $1,224 and $1,100, respectively	1,872	1,828
Deferred income taxes	573	543
Goodwill	4,081	4,021
Other intangible assets, net of accumulated amortization of $1,352 and $1,296, respectively	1,480	1,417
Other assets	4,740	4,525
Total Assets	$32,127	$29,236

Liabilities, Redeemable Non-controlling Interests and Equity
Current liabilities:
Accounts payable	$369	$489
Settlement due to customers	1,527	2,714
Restricted security deposits held for customers	1,548	1,370
Accrued litigation	853	914
Accrued expenses	4,530	5,489
Other current liabilities	1,096	928
Total current liabilities	9,923	11,904
Long-term debt	12,498	8,527
Deferred income taxes	83	85
Other liabilities	3,075	2,729
Total Liabilities	25,579	23,245

Commitments and Contingencies

Redeemable Non-controlling Interests	50	74

Stockholders’ Equity
Class A common stock, $0.0001 par value; authorized 3,000 shares, 1,394 and 1,391 shares issued and 995 and 996 shares outstanding, respectively	—	—
Class B common stock, $0.0001 par value; authorized 1,200 shares, 9 and 11 shares issued and outstanding, respectively	—	—
Additional paid-in-capital	4,832	4,787
Class A treasury stock, at cost, 399 and 395 shares, respectively	(33,604)	(32,205)
Retained earnings	36,288	33,984
Accumulated other comprehensive income (loss)	(1,046)	(673)
Mastercard Incorporated Stockholders' Equity	6,470	5,893
Non-controlling interests	28	24
Total Equity	6,498	5,917
Total Liabilities, Redeemable Non-controlling Interests and Equity	$32,127	$29,236

7

Consolidated Statement of Cash Flows (Unaudited)
	Six Months Ended June 30,
	2020	2019
	(in millions)
Operating Activities
Net income	$3,113	$3,910
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of customer and merchant incentives	468	623
Depreciation and amortization	289	239
(Gains) losses on equity investments, net	99	(148)
Share-based compensation	127	130
Deferred income taxes	29	65
Other	(32)	12
Changes in operating assets and liabilities:
Accounts receivable	299	(327)
Settlement due from customers	1,213	903
Prepaid expenses	(679)	(1,015)
Accrued litigation and legal settlements	(61)	(641)
Restricted security deposits held for customers	178	(19)
Accounts payable	(82)	(105)
Settlement due to customers	(1,187)	(858)
Accrued expenses	(855)	(13)
Net change in other assets and liabilities	398	92
Net cash provided by operating activities	3,317	2,848
Investing Activities
Purchases of investment securities available-for-sale	(78)	(386)
Purchases of investments held-to-maturity	(82)	(124)
Proceeds from sales of investment securities available-for-sale	256	935
Proceeds from maturities of investment securities available-for-sale	100	219
Proceeds from maturities of investments held-to-maturity	84	237
Purchases of property and equipment	(201)	(174)
Capitalized software	(191)	(150)
Purchases of equity investments	(150)	(386)
Acquisition of businesses, net of cash acquired	(183)	(723)
Settlement of interest rate derivative contracts	(175)	—
Other investing activities	(6)	(2)
Net cash used in investing activities	(626)	(554)
Financing Activities
Purchases of treasury stock	(1,383)	(3,741)
Dividends paid	(804)	(677)
Proceeds from debt, net	3,959	1,980
Payment of debt	—	(500)
Contingent consideration paid	—	(199)
Tax withholdings related to share-based payments	(141)	(120)
Cash proceeds from exercise of stock options	65	91
Other financing activities	(5)	6
Net cash provided by (used in) financing activities	1,691	(3,160)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(49)	(26)
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	4,333	(892)
Cash, cash equivalents, restricted cash and restricted cash equivalents - beginning of period	8,969	8,337
Cash, cash equivalents, restricted cash and restricted cash equivalents - end of period	$13,302	$7,445

8

Non-GAAP Financial Information
Mastercard discloses the following non-GAAP financial measures: adjusted operating expenses, adjusted operating margin, adjusted other income (expense), adjusted effective income tax rate, adjusted net income and adjusted diluted earnings per share (as well as related applicable growth rates versus the comparable period in the prior year). These non-GAAP financial measures exclude the impact of gains and losses on the company’s equity investments which includes mark-to-market fair value adjustments, impairments and gains and losses upon disposition, as well as the related tax impacts. These non-GAAP financial measures also exclude the impact of special items, where applicable, which represent litigation judgments and settlements and certain one-time items, as well as the related tax impacts. The company excluded these items because management evaluates the underlying operations and performance of the company separately from these recurring and nonrecurring items.
In addition, the company presents growth rates adjusted for the impact of currency, which is a non-GAAP financial measure. Currency-neutral growth rates are calculated by remeasuring the prior period’s results using the current period’s exchange rates for both the translational and transactional impacts on operating results. The impact of currency translation represents the effect of translating operating results where the functional currency is different from the company’s U.S. dollar reporting currency. The impact of the transactional currency represents the effect of converting revenue and expenses occurring in a currency other than the functional currency. The company believes the presentation of currency-neutral growth rates provides relevant information to facilitate an understanding of its operating results.
The company believes that the non-GAAP financial measures presented facilitate an understanding of operating performance and provide a meaningful comparison of its results between periods. The company’s management uses non-GAAP financial measures to, among other things, evaluate its ongoing operations in relation to historical results, for internal planning and forecasting purposes and in the calculation of performance-based compensation.
The company includes reconciliations of the requisite non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial measures should not be considered in isolation or as a substitute for the company’s related financial results prepared in accordance with GAAP.

9

Non-GAAP Reconciliations (QTD)
	Three Months Ended June 30, 2020
	Operating expenses	Operating margin	Other Income (Expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$1,628	51.2%	$(17)	16.0%	$1,420	$1.41
(Gains) losses on equity investments [1]	**	**	(75)	0.2%	(67)	(0.07)
Litigation provisions [2]	(22)	0.7%	**	0.1%	17	0.02
Non-GAAP	$1,606	51.8%	$(92)	16.3%	$1,370	$1.36

	Three Months Ended June 30, 2019
	Operating expenses	Operating margin	Other Income (Expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$1,716	58.3%	$122	18.7%	$2,048	$2.00
(Gains) losses on equity investments [1]	**	**	(143)	(0.2)%	(111)	(0.11)
Non-GAAP	$1,716	58.3%	$(21)	18.5%	$1,937	$1.89

	Three Months Ended June 30, 2020 as compared to the Three Months Ended June 30, 2019
	Increase/(Decrease)
	Net revenue	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
Reported - GAAP	(19)%	(5)%	(7.1) ppt	(2.7) ppt	(31)%	(30)%
(Gains) losses on equity investments [1]	**	**	**	0.4 ppt	1%	—%
Litigation provisions [2]	**	(1)%	0.7 ppt	0.1 ppt	1%	1%
Non-GAAP	(19)%	(6)%	(6.4) ppt	(2.2) ppt	(29)%	(28)%
Currency impact [3]	2%	2%	0.4 ppt	0.3 ppt	2%	2%
Non-GAAP - currency-neutral	(17)%	(5)%	(6.0) ppt	(1.9) ppt	(27)%	(26)%

Note:	Tables may not sum due to rounding.

**	Not applicable
Gains and Losses on Equity Investments
1. Q2’20 and Q2’19, net gains of $75 million and $143 million, respectively, were primarily related to unrealized fair market value adjustments on marketable and non-marketable equity securities.
Second-Quarter Special Items
2. Q2’20 pre-tax charges of $22 million related to estimated attorneys’ fees and litigation settlements with U.K. and Pan-European merchants.
Other Notes
3. Represents the translational and transactional impact of currency.

10

Non-GAAP Reconciliations (YTD)
	Six Months Ended June 30, 2020
	Operating expenses	Operating margin	Other Income (Expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$3,426	53.3%	$(241)	15.4%	$3,113	$3.08
(Gains) losses on equity investments [1]	**	**	99	0.1%	80	0.08
Litigation provisions [2]	(28)	0.4%	**	—%	22	0.02
Non-GAAP	$3,398	53.7%	$(142)	15.5%	$3,214	$3.19

	Six Months Ended June 30, 2019
	Operating expenses	Operating margin	Other Income (Expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$3,392	57.6%	$112	17.2%	$3,910	$3.80
(Gains) losses on equity investments [1]	**	**	(148)	(0.1)%	(116)	(0.11)
Tax act [3]	**	**	**	0.6%	(30)	(0.03)
Non-GAAP	$3,392	57.6%	$(36)	17.7%	$3,765	$3.66

	Six Months Ended June 30, 2020 as compared to the Six Months Ended June 30, 2019
	Increase/(Decrease)
	Net revenue	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
Reported - GAAP	(8)%	1%	(4.3) ppt	(1.8) ppt	(20)%	(19)%
(Gains) losses on equity investments [1]	**	**	**	0.3 ppt	5%	5%
Litigation provisions [2]	**	(1)%	0.4 ppt	—	1%	1%
Tax act [3]	**	**	**	(0.6) ppt	1%	1%
Non-GAAP	(8)%	—%	(3.9) ppt	(2.2) ppt	(15)%	(13)%
Currency impact [4]	2%	1%	0.3 ppt	0.2 ppt	2%	2%
Non-GAAP - currency-neutral	(6)%	2%	(3.5) ppt	(2.0) ppt	(12)%	(11)%

Note:	Tables may not sum due to rounding.

**	Not applicable
Gains and Losses on Equity Investments
1. Year-to-date 2020 and year-to-date 2019, net losses of $99 million and net gains of $148 million, respectively, were primarily related to unrealized fair market value adjustments on marketable and non-marketable equity securities.
Year-to-Date Special Items
2. Year-to-date 2020 pre-tax charges of $28 million related to estimated attorneys’ fees and litigation settlements with U.K. and Pan-European merchants.
3. Year-to-date 2019 net tax benefit of $30 million related to a reduction to the 2017 one-time deemed repatriation tax on accumulated foreign earnings resulting from final transition tax regulations issued in 2019.
Other Notes
4. Represents the translational and transactional impact of currency.

11

Mastercard Incorporated Operating Performance
	For the 3 Months Ended June 30, 2020
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$409	(15.0)%	(11.6)%	$281	(8.7)%	5,899	(5.6)%	$128	(17.4)%	1,338	859
Canada	39	(15.7)%	(12.6)%	36	(15.5)%	572	(19.5)%	3	58.6%	4	63
Europe	398	(16.9)%	(12.5)%	266	(12.8)%	9,051	(5.5)%	132	(11.9)%	851	613
Latin America	74	(33.0)%	(16.8)%	48	(12.5)%	2,339	(14.0)%	25	(24.1)%	219	217
Worldwide less United States	919	(17.6)%	(12.5)%	632	(11.2)%	17,861	(7.3)%	287	(15.2)%	2,411	1,752
United States	464	(4.6)%	(4.6)%	405	(5.1)%	6,940	(8.3)%	59	(0.7)%	285	477
Worldwide	1,383	(13.7)%	(10.0)%	1,037	(8.9)%	24,802	(7.6)%	346	(13.1)%	2,696	2,229
Mastercard Credit and Charge Programs
Worldwide less United States	435	(22.2)%	(17.5)%	404	(17.5)%	8,423	(11.9)%	31	(16.5)%	131	703
United States	183	(22.5)%	(22.5)%	179	(21.4)%	2,032	(20.5)%	5	(49.4)%	4	236
Worldwide	619	(22.3)%	(19.0)%	583	(18.8)%	10,455	(13.7)%	35	(23.1)%	136	939
Mastercard Debit Programs
Worldwide less United States	484	(12.9)%	(7.5)%	227	3.0%	9,439	(2.7)%	257	(15.1)%	2,280	1,049
United States	280	12.4%	12.4%	226	13.5%	4,908	(2.1)%	54	8.3%	280	241
Worldwide	764	(5.1)%	(1.0)%	453	8.0%	14,347	(2.5)%	311	(11.8)%	2,560	1,290

	For the 6 Months Ended June 30, 2020
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$881	(6.3)%	(3.2)%	$591	(2.3)%	12,208	2.6%	$290	(4.8)%	3,069	859
Canada	79	(7.0)%	(4.8)%	74	(6.3)%	1,225	(7.2)%	5	28.7%	9	63
Europe	865	(4.6)%	(0.7)%	579	(0.7)%	19,278	7.8%	286	(0.6)%	1,910	613
Latin America	180	(15.9)%	(1.6)%	118	2.8%	5,255	1.2%	62	(9.1)%	507	217
Worldwide less United States	2,005	(6.6)%	(2.0)%	1,363	(1.4)%	37,966	4.6%	642	(3.2)%	5,496	1,752
United States	942	0.6%	0.6%	824	0.7%	14,283	(1.2)%	118	(0.2)%	591	477
Worldwide	2,947	(4.4)%	(1.2)%	2,188	(0.7)%	52,249	2.9%	760	(2.8)%	6,086	2,229
Mastercard Credit and Charge Programs
Worldwide less United States	963	(11.6)%	(7.0)%	893	(7.3)%	18,109	(0.4)%	71	(3.6)%	311	703
United States	411	(8.6)%	(8.6)%	396	(8.2)%	4,496	(6.5)%	15	(18.1)%	13	236
Worldwide	1,374	(10.7)%	(7.5)%	1,288	(7.5)%	22,606	(1.7)%	86	(6.5)%	324	939
Mastercard Debit Programs
Worldwide less United States	1,042	(1.5)%	3.0%	471	11.8%	19,857	9.5%	571	(3.2)%	5,185	1,049
United States	532	9.0%	9.0%	429	10.5%	9,787	1.4%	103	3.1%	578	241
Worldwide	1,573	1.8%	5.0%	899	11.2%	29,643	6.7%	674	(2.3)%	5,763	1,290

Mastercard Incorporated Operating Performance (continued)
	For the 3 Months ended June 30, 2019
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$481	6.9%	12.3%	$320	10.1%	6,248	19.8%	$161	16.9%	1,695	822
Canada	46	3.9%	7.7%	44	7.7%	710	11.8%	2	7.4%	6	61
Europe	479	10.1%	18.6%	320	20.5%	9,583	30.8%	159	14.9%	1,173	558
Latin America	110	9.5%	15.8%	71	20.2%	2,720	24.5%	39	8.5%	295	195
Worldwide less United States	1,115	8.4%	15.0%	754	15.1%	19,261	25.4%	361	15.0%	3,169	1,636
United States	486	9.9%	9.9%	427	11.2%	7,569	10.3%	59	1.7%	336	457
Worldwide	1,601	8.8%	13.4%	1,181	13.6%	26,830	20.7%	420	12.9%	3,504	2,093
Mastercard Credit and Charge Programs
Worldwide less United States	560	2.6%	9.6%	520	10.0%	9,563	18.2%	39	4.5%	185	664
United States	237	12.3%	12.3%	228	12.5%	2,557	13.8%	9	8.1%	9	234
Worldwide	796	5.3%	10.4%	748	10.8%	12,120	17.2%	49	5.2%	194	898
Mastercard Debit Programs
Worldwide less United States	556	14.9%	21.1%	234	28.1%	9,698	33.3%	322	16.4%	2,983	972
United States	249	7.7%	7.7%	199	9.6%	5,012	8.5%	50	0.6%	327	223
Worldwide	805	12.6%	16.6%	433	18.9%	14,710	23.7%	372	14.0%	3,310	1,195

	For the 6 Months ended June 30, 2019
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$940	6.1%	11.8%	$628	10.0%	11,900	19.3%	$313	15.7%	3,327	822
Canada	85	2.3%	6.8%	81	6.8%	1,320	11.0%	4	8.1%	11	61
Europe	907	7.7%	18.0%	606	19.5%	17,890	29.7%	301	15.0%	2,217	558
Latin America	214	6.0%	14.5%	138	19.0%	5,194	22.3%	76	7.2%	570	195
Worldwide less United States	2,147	6.6%	14.4%	1,453	14.4%	36,304	24.3%	694	14.4%	6,125	1,636
United States	937	8.7%	8.7%	819	10.1%	14,463	9.4%	118	(0.1)%	657	457
Worldwide	3,084	7.3%	12.6%	2,272	12.8%	50,768	19.7%	812	12.0%	6,781	2,093
Mastercard Credit and Charge Programs
Worldwide less United States	1,089	1.5%	9.3%	1,012	9.7%	18,178	17.0%	77	4.4%	358	664
United States	449	10.9%	10.9%	431	11.3%	4,807	12.6%	18	1.1%	17	234
Worldwide	1,539	4.1%	9.8%	1,443	10.2%	22,985	16.1%	96	3.8%	375	898
Mastercard Debit Programs
Worldwide less United States	1,058	12.5%	20.2%	441	26.9%	18,126	32.7%	616	15.8%	5,766	972
United States	488	6.8%	6.8%	388	8.8%	9,656	7.8%	100	(0.3)%	640	223
Worldwide	1,545	10.6%	15.6%	829	17.8%	27,782	22.8%	716	13.2%	6,406	1,195

APMEA = Asia Pacific / Middle East / Africa
Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year-ago period.

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Footnote
The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions and cards on a regional and global basis for Mastercard™-branded cards. Growth rates over prior periods are provided for volume-based data.
Debit transactions on Maestro® and Cirrus®-branded cards and transactions involving brands other than Mastercard are not included in the preceding tables.
For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with Mastercard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements obtained with Mastercard-branded cards for the relevant period. The number of cards includes virtual cards, which are Mastercard-branded payment accounts that do not generally have physical cards associated with them.
The Mastercard payment product is comprised of credit, charge, debit and prepaid programs, and data relating to each type of program is included in the tables. The tables include information with respect to transactions involving Mastercard-branded cards that are not switched by Mastercard and transactions for which Mastercard does not earn significant revenues.
Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Mastercard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. Mastercard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of currencies against the U.S. dollar in calculating such rates of change.
The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by Mastercard customers and is subject to verification by Mastercard and partial cross-checking against information provided by Mastercard’s transaction switching systems. The data set forth in the cards columns is provided by Mastercard customers and is subject to certain limited verification by Mastercard. A portion of the data set forth in the cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. All data is subject to revision and amendment by Mastercard or Mastercard’s customers.
Performance information for prior periods can be found in the Investor Relations section of the Mastercard website at investor.mastercard.com.

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